                                                                     Exhibit 4.7
--------------------------------------------------------------------------------

                                   [Form of]

                              AMENDED AND RESTATED

                                TRUST AGREEMENT

                                     among

                         THE GOLDMAN SACHS GROUP, INC.
                                 as Depositor,

                             THE BANK OF NEW YORK,
                              as Property Trustee,

                        THE BANK OF NEW YORK (DELAWARE),
                              as Delaware Trustee,

                                      and

                          THE ADMINISTRATIVE TRUSTEES
                                  NAMED HEREIN

                                Dated as of [ ]

                            GOLDMAN SACHS CAPITAL II

--------------------------------------------------------------------------------

                            Goldman Sachs Capital II

Reconciliation and tie between the Trust Indenture Act of 1939 (including cross-references to provisions of Sections 310 to and including 318(a) which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein) and the Amended and Restated Trust Agreement, dated as of [ ].

Trust Indenture                                              Trust Agreement
Act Section                                                      Section
---------------                                              ---------------
310    (a)(1).............................................   8.7
       (a)(2).............................................   8.7
       (a)(3).............................................   8.9
       (a)(4).............................................   2.7(a)(ii)(E)
       (b)................................................   8.8, 10.10
       (c)................................................   Not Applicable
311    (a)................................................   8.13
       (b)................................................   8.13
       (c)................................................   Not Applicable
312    (a)................................................   5.8, 10.10
       (b)................................................   5.8, 10.10
       (c)................................................   5.8, 10.10
313    (a)................................................   8.14(a)
       (a)(4).............................................   8.14(b)
       (b)................................................   8.14(b)
       (c)................................................   10.8
       (d)................................................   8.14(c)
314    (a)................................................   8.15
       (b)................................................   Not Applicable
       (c)(1).............................................   8.16
       (c)(2).............................................   8.16
       (c)(3).............................................   Not Applicable
       (d)................................................   Not Applicable
       (e)................................................   1.1, 8.16
315    (a)................................................   8.1(a), 8.3(a)
       (b)................................................   8.2, 10.8
       (c)................................................   8.1(a), 8.1(d)(iii)
       (d)................................................   8.1, 8.3
       (e)................................................   Not Applicable
316    (a)(1)(A)..........................................   Not Applicable
       (a)(1)(B)..........................................   5.13(b)
       (a)(2).............................................   Not Applicable
       (b)................................................   5.13(c)
       (c)................................................   6.7
317    (a)(1).............................................   Not Applicable
       (a)(2).............................................   Not Applicable
       (b)................................................   5.10
318    (a)................................................   10.10

----------
Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                               TABLE OF CONTENTS

                                                                                                                   Page
ARTICLE I Defined Terms                                                                                              1

Section 1.1. Definitions.........................................................................................    1

ARTICLE II Continuation of the Issuer Trust                                                                         11

Section 2.1. Name.   11
Section 2.2. Office of the Delaware Trustee; Principal Place of Business.........................................   12
Section 2.3. Initial Contribution of Trust Property; Organizational Expenses.....................................   12
Section 2.4. Issuance of the Capital Securities..................................................................   12
Section 2.5. Issuance of the Common Securities; Subscription and Purchase of Subordinated Debentures.............   12
Section 2.6. Continuation of Trust...............................................................................   13
Section 2.7. Authorization to Enter into Certain Transactions....................................................   13
Section 2.8. Assets of Trust.....................................................................................   17
Section 2.9. Title to Trust Property.............................................................................   17

ARTICLE III Payment Account                                                                                         17

Section 3.1. Payment Account.....................................................................................   17

ARTICLE IV Distributions; Redemption                                                                                18

Section 4.1. Distributions.......................................................................................   18
Section 4.2. Redemption..........................................................................................   19
Section 4.3. Subordination of Common Securities..................................................................   21
Section 4.4. Payment Procedures..................................................................................   22
Section 4.5. Tax Returns and Reports.............................................................................   22
Section 4.6. Payment of Taxes, Duties, Etc. of the Issuer Trust..................................................   22
Section 4.7. Payments under Indenture or Pursuant to Direct Actions..............................................   23
Section 4.8. Liability of the Holder of Common Securities........................................................   23
Section 4.9. Exchanges...........................................................................................   23

ARTICLE V Trust Securities Certificates                                                                             24

Section 5.1. Initial Ownership...................................................................................   24
Section 5.2. The Trust Securities Certificates...................................................................   24
Section 5.3. Execution and Delivery of Trust Securities Certificates.............................................   25
Section 5.4. Book-Entry Capital Securities.......................................................................   25
Section 5.5. Registration of Transfer and Exchange of Capital Securities Certificates............................   27
Section 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates..................................   30
Section 5.7. Persons Deemed Holders..............................................................................   30
Section 5.8. Access to List of Holders' Names and Addresses......................................................   30

Section 5.9. Maintenance of Office or Agency.....................................................................   30
Section 5.10. Appointment of Paying Agent........................................................................   31
Section 5.11. Ownership of Common Securities by Depositor........................................................   31
Section 5.12. Notices to Clearing Agency.........................................................................   32
Section 5.13. Rights of Holders..................................................................................   32

ARTICLE VI Acts of Holders; Meetings; Voting                                                                        34

Section 6.1. Limitations on Voting Rights........................................................................   34
Section 6.2. Notice of Meetings..................................................................................   36
Section 6.3. Meetings of Holders of Capital Securities...........................................................   36
Section 6.4. Voting Rights.......................................................................................   37
Section 6.5. Proxies, Etc........................................................................................   37
Section 6.6. Holder Action by Written Consent....................................................................   37
Section 6.7. Record Date for Voting and Other Purposes...........................................................   37
Section 6.8. Acts of Holders.....................................................................................   38
Section 6.9. Inspection of Records...............................................................................   39

ARTICLE VII Representations and Warranties                                                                          39

Section 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.....................   39
Section 7.2. Representations and Warranties of Depositor.........................................................   40

ARTICLE VIII The Issuer Trustees                                                                                    41

Section 8.1. Certain Duties and Responsibilities.................................................................   41
Section 8.2. Certain Notices.....................................................................................   42
Section 8.3. Certain Rights of Property Trustee..................................................................   43
Section 8.4. Not Responsible for Recitals or Issuance of Securities..............................................   45
Section 8.5. May Hold Securities.................................................................................   45
Section 8.6. Compensation; Indemnity; Fees.......................................................................   45
Section 8.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees.................................   46
Section 8.8. Conflicting Interests...............................................................................   47
Section 8.9. Co-Trustees and Separate Trustee....................................................................   47
Section 8.10. Resignation and Removal; Appointment of Successor..................................................   49
Section 8.11. Acceptance of Appointment by Successor.............................................................   50
Section 8.12. Merger, Conversion, Consolidation or Succession to Business........................................   51
Section 8.13. Preferential Collection of Claims Against Depositor or the Issuer Trust............................   51
Section 8.14. Reports by Property Trustee........................................................................   52
Section 8.15. Reports to the Property Trustee....................................................................   52
Section 8.16. Evidence of Compliance with Conditions Precedent...................................................   53
Section 8.17. Number of Issuer Trustees..........................................................................   53
Section 8.18. Delegation of Power................................................................................   53
Section 8.19. Appointment of Administrative Trustees.............................................................   53

ARTICLE IX Termination, Liquidation and Merger                                                                      54

Section 9.1. Dissolution Upon Expiration Date....................................................................   54
Section 9.2. Early Termination...................................................................................   54
Section 9.3. Termination.........................................................................................   55
Section 9.4. Liquidation.........................................................................................   55
Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust..........................   56

ARTICLE X Miscellaneous Provisions                                                                                  58

Section 10.1. Limitation of Rights of Holders....................................................................   58
Section 10.2. Amendment..........................................................................................   58
Section 10.3. Separability.......................................................................................   59
Section 10.4. Governing Law......................................................................................   60
Section 10.5. Payments Due on Non-Business Day...................................................................   60
Section 10.6. Successors.........................................................................................   60
Section 10.7. Headings...........................................................................................   60
Section 10.8. Reports, Notices and Demands.......................................................................   60
Section 10.9. Agreement Not to Petition..........................................................................   61
Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act............................................   61
Section 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture...................................   62
Section 10.12. Counterparts......................................................................................   62

Exhibit A      Certificate of Trust
Exhibit B      Form of Common Securities Certificate
Exhibit C      Form of Capital Securities Certificate
Exhibit D      Expense Agreement

      AMENDED AND RESTATED TRUST AGREEMENT, dated as of [ ], [ ], among (i) The Goldman Sachs Group, Inc., a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) The Bank of New York, a New York banking corporation, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), (iv) [ ], an individual, and [ ] an individual, each of whose address is c/o The Goldman Sachs Group, Inc., 85 Broad Street, New York, New York 10004 (each an "Administrative Trustee" and collectively the "Administrative Trustees") and (v) the several Holders, as hereinafter defined.

                                   Witnesseth

      Whereas, the Depositor and certain of the Issuer Trustees have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by entering into that certain Trust Agreement, dated as of [ ], (the "Original Trust Agreement"), and by the execution and filing by certain of the Issuer Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust (the "Certificate of Trust"), filed on [ ], attached as Exhibit A; and

      Whereas, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Issuer Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Subordinated Debentures and (iv) the appointment of the Property Trustee and the Administrative Trustees;

      Now, Therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I

                                 DEFINED TERMS

      Section 1.1. Definitions.

      For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement;

            (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision; and

            (e) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

      "Act" has the meaning specified in Section 6.8.

      "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Subordinated Debentures for such period.

      "Additional Sums" has the meaning specified in the Supplemental Indenture.

      "Administrative Trustees" means each Person appointed in accordance with
Section 8.19 solely in such Person's capacity as Administrative Trustee of the Issuer Trust and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided. The initial Administrative Trustees are [ ] and [ ].

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that the Issuer Trust shall not be deemed an Affiliate of the Depositor. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Applicable Procedures" means, with respect to any transfer or transaction involving Book-Entry Capital Securities, the rules and procedures of the Clearing Agency for such Book-Entry Capital Securities, in each case to the extent applicable to such transaction and as in effect from time to time.

      "Bank" has the meaning specified in the preamble to this Trust Agreement and should include any successor in interest thereto and any other Person appointed successor

Property Trustee as herein provided, but in each case only in its separate corporate capacity and not in its capacity as Property Trustee.

      "Bankruptcy Event" means, with respect to any Person:

      (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

      (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

      "Bankruptcy Laws" has the meaning specified in Section 10.9.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Issuer Trustees.

      "Book-Entry Capital Securities" means a beneficial interest in a Global Capital Securities Certificate, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

      "Business Day" means a day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

      "Capital Securities Certificate" means a certificate evidencing Capital Securities, substantially in the form attached as Exhibit C.

      "Capital Security" means a preferred undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $[ ] and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      "Certificate Depository Agreement" means the agreement among the Issuer Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, as the same may be amended and supplemented from time to time.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Closing Date" has the meaning given to such term in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Securities Certificate" means a certificate evidencing Common Securities, substantially in the form attached as Exhibit B.

      "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $[ ] and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal corporate trust office of the Property Trustee located in New York, New York which on the date of this Trust Agreement is 101 Barclay Street, Floor 21W, New York, New York 10286 - Attention: Corporate Trust Administration, and (ii) when used with respect to the Debenture Trustee, its Corporate Trust Office as defined in the Indenture.

      "Debenture Event of Default" means an "Event of Default" with respect to the Subordinated Debentures as defined in the Indenture.

      "Debenture Redemption Date" means, with respect to any Subordinated Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

      "Debenture Trustee" means The Bank of New York, a New York banking corporation and any successor thereto.

      "Defaulted Interest" has the meaning set forth in the Indenture as it applies to the Subordinated Debentures.

      "Definitive Capital Securities Certificates" means either or both (as the context requires) of (a) Capital Securities Certificates issued as Book-Entry Capital Securities as provided in Section 5.2 or 5.4 and (b) Capital Securities Certificates issued in certificated, fully registered form as provided in
Section 5.2, 5.4 or 5.5.

      "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as it may be amended from time to time.

      "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

      "Depositor" has the meaning specified in the preamble to this Trust Agreement.

      "Distribution Date" has the meaning specified in Section 4.1(a).

      "Distribution Rate" means, with respect to any Distribution Period, a rate per annum equal to the Interest Rate with respect to the Interest Period that begins on the same date as such Distribution Period begins and ends on the same date as such Distribution Period ends.

      "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1 (including any Additional Amounts and Other Amounts).

      "DTC" means The Depository Trust Company.

      "Early Termination Event" has the meaning specified in Section 9.2.

      "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a)   the occurrence of a Debenture Event of Default; or

            (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

            (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

            (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is described in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and a successor Property Trustee not being appointed within 90 days thereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Expense Agreement" means the Agreement as to Expenses and Liabilities between The Goldman Sachs Group, Inc., as Holder of the Common Securities, and the Issuer Trust, to be dated the date hereof, substantially in the form attached as Exhibit D, as amended from time to time.

      "Expiration Date" has the meaning specified in Section 9.1.

      "Global Capital Securities Certificate" means a Capital Securities Certificate that is registered in the Security Register in the name of a Clearing Agency or a nominee thereof.

      "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and The Bank of New York, as trustee, for the benefit of the holders of the Capital Securities, as amended from time to time.

      "Holder" means a Person in whose name a Trust Security or Trust Securities is or are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Statutory Trust Act; [provided, however, that in determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Capital Securities Certificates have not been issued, the term Holders as used herein shall refer to the Owners, notwithstanding the provisions of Section 5.7 of this Trust Agreement].

      "Indenture" means the Indenture, dated as of [ ], [ ], between the Depositor and the Debenture Trustee, as trustee (the "Original Indenture"), as amended and supplemented by the Supplemental Indenture, dated as of [ ], between the Depositor and the Debenture Trustee, as trustee (as it may be amended or supplemented from time to time, the "Supplemental Indenture"), and as may be further amended or supplemented from time to time.

      "Interest Period" means any period from and including an Interest Payment Date (or the date of original issuance of the relevant Subordinated Debentures) to but excluding the next succeeding Interest Payment Date and, for this purpose, "Interest Payment Date" has the meaning set forth in the Indenture as applied to the Subordinated Debentures.

      "Interest Rate" means the rate at which interest accrues on the principal of Outstanding Subordinated Debentures pursuant thereto.

      "Issuer Trust" means the statutory trust created under the laws of the State of Delaware and identified on the cover page to this Trust Agreement and any successor thereto pursuant to Section 9.5.

      "Issuer Trustees" means the Property Trustee, the Delaware Trustee and the Administrative Trustees.

      "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

      "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Subordinated Debentures to Holders in connection with a dissolution or liquidation of the Issuer Trust, Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Securities of the Holder to whom such Subordinated Debentures are distributed, and (c) with respect to a distribution of Subordinated Debentures to the Depositor or any of its Affiliates pursuant to
Section 4.9, Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of the Depositor or its Affiliate(s) to whom such Subordinated Debentures are distributed.

      "Liquidation Amount" means the stated amount of $[ ] per Trust Security.

      "Liquidation Date" means the date on which the Subordinated Debentures are distributed to the Holders pursuant to Section 9.4(a).

      "Liquidation Distribution" has the meaning specified in Section 9.4(d).

      "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

      "Officers' Certificate" means a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Issuer Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

            (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuer Trust, the Property Trustee or the Depositor and who shall be reasonably acceptable to the Property Trustee.

      "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

      "Other Amounts" and "Other Interest" have the meanings set forth in
Section 4.1(a)(iv).

      "Outstanding," when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

            (a) Trust Securities theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

            (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent (other than the Depositor) in trust or set aside and segregated in trust by the Issuer Trust (if the Issuer Trust shall act as its own Paying Agent) for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement;

            (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, and 5.6;

provided, however, that in determining whether the Holders of the requisite aggregate Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Issuer Trustee, any other obligor upon the Capital Securities or any Affiliate of the Depositor, any Issuer Trustee or any such other obligor shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee or any Administrative Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that a Responsible Officer of such Issuer Trustee or such Administrative Trustee, as the case may be, actually knows to be so owned shall be so disregarded, and (b) the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by the Depositor, one or more of the Issuer Trustees, one or more of the Administrative Trustees and/or any such Affiliate. Capital Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

      "Owner" means each Person who is the beneficial owner of Book-Entry Capital Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is so reflected but is not the beneficial owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

      "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

      "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Subordinated Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

      "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

      [if applicable insert: "Premium" means, with respect to any Subordinated Debentures redeemed pursuant to the Indenture, [insert applicable definition] as calculated and paid pursuant to the Indenture.]

      "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

      "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Subordinated Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

      "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions (including any Additional Amounts and Other Amounts) to the Redemption Date [if applicable insert: plus the Premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Subordinated Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities].

      "Relevant Trustee" shall have the meaning specified in Section 8.10.

      "Responsible Officer" means (1) when used with respect to the Property Trustee, vice president, assistant treasurer, assistant secretary, any trust officer, any assistant trust officer or any other officer of the Property Trustee, in each case located in the Corporate Trust Office and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (2) when used with respect to the Delaware Trustee, any officer of the Delaware Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5(a).

      "Subordinated Debentures" means the Depositor's [ ]% Subordinated Debentures due [ ], issued pursuant to the Indenture and as they may be amended from time to time.

      "Successor Capital Security" of any particular Capital Security means every Capital Security issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Capital Security; and, for the purposes of this definition, any Capital Security executed and delivered under

Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Security shall be deemed to evidence the same beneficial interest as the mutilated, destroyed, lost or stolen Capital Securities Certificate.

      "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Trust Agreement is executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trust Property" means (a) the Subordinated Debentures registered in the name of the Property Trustee, as Holder, in the Security Register maintained with respect to the Subordinated Debentures pursuant to the Indenture (and solely for this purpose "Holder" and "Security Register" have the meanings set forth in the Indenture), (b) the rights of the Issuer Trust under the Expense Agreement, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

      "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

      "Trust Security" means any one of the Common Securities or the Capital Securities.

      "Underwriting Agreement" means the Underwriting Agreement, dated as of [ ], among the Issuer Trust, the Depositor and the Underwriters named therein, as the same may be amended from time to time.

                                   ARTICLE II

                        CONTINUATION OF THE ISSUER TRUST

      Section 2.1. Name.

      The Issuer Trust continued hereby shall be known as "Goldman Sachs Capital II," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the Issuer Trustees, in which name the Issuer Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

      Section 2.2. Office of the Delaware Trustee; Principal Place of Business.

      The address of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and the Depositor. The principal executive office of the Issuer Trust is in care of The Goldman Sachs Group, Inc., 85 Broad Street, New York, New York 10004,
Attn: [ ].

      Section 2.3. Initial Contribution of Trust Property; Organizational Expenses.

      The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $[ ], which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

      Section 2.4. Issuance of the Capital Securities.

      On [ ], the Depositor, both on its own behalf and on behalf of the Issuer Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2, 5.3 and 8.9(a) and deliver to the Underwriters, Capital Securities Certificates, registered in the names requested by the Underwriters or a representative thereof, evidencing [ ] Capital Securities having an aggregate Liquidation Amount of $ [ ], against receipt of the aggregate purchase price for such Capital Securities of $ [ ] by the Property Trustee.

      Section 2.5. Issuance of the Common Securities; Subscription and Purchase of Subordinated Debentures.

      Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2 and 5.3 and shall deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, evidencing 1 Common Security having an aggregate Liquidation Amount of $[ ] against payment by the Depositor of such amount to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Issuer Trust, shall subscribe for and purchase from the Depositor the Subordinated Debentures, registered in the name of the Property Trustee on behalf of the Issuer Trust and having an aggregate principal amount equal to $[ ], and, in satisfaction of the purchase price for such Subordinated Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $[ ] (being the sum of the amounts delivered to the Property Trustee pursuant to (i) Section 2.4 and (ii) this Section 2.5).

      Section 2.6. Continuation of Trust.

      The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and to use the proceeds from such sale to acquire the Subordinated Debentures, and (b) to engage in only those activities necessary or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have only those ministerial duties set forth herein with respect to accomplishing the purposes of the Issuer Trust and, to the fullest extent permitted by law, shall not be fiduciaries with respect to the Issuer Trust or the Holders. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Issuer Trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act and for taking such actions as are required to be taken by a Delaware Trustee under the Delaware Statutory Trust Act.

      Section 2.7. Authorization to Enter into Certain Transactions.

      (a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 2.7, and in accordance with the following provisions (i) and (ii), the Issuer Trustees shall have the authority to enter into all transactions and agreements determined by the Issuer Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Issuer Trustees, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

            (i) Each Administrative Trustee shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

                  (A)   the issuance and sale of the Trust Securities;

                  (B) to cause the Issuer Trust to enter into, and to execute and deliver on behalf of the Issuer Trust, the Expense Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

                  (C) assisting in the registration of the Capital Securities under the Securities Act and under applicable state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                  (D) assisting in the listing of the Capital Securities upon such securities exchange or exchanges as shall be determined by the Depositor, with the registration of the Capital Securities under the Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                  (E) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Subordinated Debentures to the Holders in accordance with this Trust Agreement;

                  (F) the consent to the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);

                  (G) the execution of the Trust Securities in accordance with this Trust Agreement;

                  (H) the execution and delivery of closing certificates pursuant to the Underwriting Agreement and the application for a taxpayer identification number for the Issuer Trust;

                  (I) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (J) unless otherwise required by applicable law, to execute on behalf of the Issuer Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                  (K) the taking of any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

            (ii) The Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

                  (A)   the establishment of the Payment Account;

                  (B)   the receipt of the Subordinated Debentures;

                  (C) the collection of interest, principal and any other payments made in respect of the Subordinated Debentures and the holding of such amounts in the Payment Account;

                  (D) the distribution through the Paying Agent of amounts distributable to the Holders in respect of the Trust Securities;

                  (E) the exercise of all of the rights, powers and privileges of a holder of the Subordinated Debentures;

                  (F) the sending of notices of default and other information regarding the Trust Securities and the Subordinated Debentures to the Holders in accordance with this Trust Agreement;

                  (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                  (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (I)   after an Event of Default (other than under paragraph
            (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

                  (J) any of the duties, liabilities, powers or the authority of the Administrative Trustees set forth herein; and in the event of a conflict between the action of the Administrative Trustees and the action of the Property Trustee, the action of the Property Trustee shall prevail.


      (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees or Administrative Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Issuer Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein,
(iii) take any action that would reasonably be expected to cause the Issuer Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Property Trustee shall, at the sole cost and expense of the Issuer Trust, defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

      (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

            (i) the preparation and filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on the appropriate form in relation to the Capital Securities, including any amendments thereto, and the taking of any action necessary or desirable to sell the Capital Securities in a transaction or a series of transactions pursuant thereto;

            (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trust of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

            (iii) if the Depositor shall desire, the preparation for filing by the Issuer Trust and execution on behalf of the Issuer Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing, upon notice of issuance, of any Capital Securities;

            (iv) the preparation for filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on Form 8-A relating to the registration of the Capital Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

            (v) the preparation and execution of a Letter of Representations to The Depository Trust Company on behalf of the Issuer Trust;

            (vi) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Capital Securities; and

            (vii) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

      (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Capital Securities. In no event shall the Administrative Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or interpretation thereof.

      Section 2.8. Assets of Trust.

      The assets of the Issuer Trust shall consist of the Trust Property.

      Section 2.9. Title to Trust Property.

      Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.

                                  ARTICLE III

                                PAYMENT ACCOUNT

      Section 3.1. Payment Account.

      (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

      (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Subordinated Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

      Section 4.1. Distributions.

      (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including Additional Amounts and Other Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including any Additional Interest and Other Interest) are made on the Subordinated Debentures. Accordingly:

            (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accrue from [ ], and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Subordinated Debentures pursuant to the Indenture, shall be payable [insert period] in arrears on [ ] of each year, commencing on [ ]. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with this Section 4.1(a), a "Distribution Date"). Each Distribution Date shall be the same as the corresponding Interest Payment Date for the Subordinated Debentures, and the number of days during each accumulation period for Distributions shall be the same as the number of days during the corresponding interest accrual period for the Subordinated Debentures.

            (ii) Distributions shall accumulate in respect of the Capital Securities at a rate of [ ] % per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. The amount of Distributions payable for any period shall include any Additional Amounts in respect of such period (and the record date for such amounts shall be the same as for the corresponding Distribution). Additional Amounts do not include and are not part of Other Amounts and shall be payable on Trust Securities only to the extent that payment thereof would be legally enforceable and would not duplicate payment of any other amount that may accumulate on the Trust Securities and only to the extent that the Issuer Trust has funds on hand and available in the Payment Account.

            (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

            (iv) Each Holder of Trust Securities shall also be entitled to receive payment of any Other Interest (as defined in the Indenture) that is due and payable pursuant to the Indenture with respect to a principal amount of Subordinated Debentures equal to the Liquidation Amount of such Trust Securities, on the day such Other Interest is paid with respect to the Subordinated Debentures or, if such day is not a Distribution Date or Redemption Date, no later than the next succeeding Distribution Date or Redemption Date (and without any interest or with payment in respect of such delay) ("Other Amounts"). Other Amounts do not include and are not part of Additional Amounts and shall be payable on the Trust Securities only to the extent legally permitted, only to the extent that payment thereof would be legally enforceable and would not duplicate payment of any other amount that may accumulate on the Trust Securities and only to the extent the Issuer Trust has funds on hand and available in the Payment Account. Payment of Other Amounts shall be made as provided in Section 4.4 or in any other reasonable manner determined by the Property Trustee. No interest or other amount shall accrue or be payable on any Distribution, except for Additional Amounts and Other Amounts as provided herein.

      (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business (or 5:00 P.M., New York City time, on any day that is not a Business Day) on the relevant record date, which shall be the Business Day next preceding the relevant Distribution Date at any time when the Capital Securities are represented by a Global Capital Securities Certificate(s) (and at any other time, the [ ], [ ], [ ], or [ ] next preceding the relevant Distribution Date).

      Section 4.2. Redemption.

      (a) On each Debenture Redemption Date and on the stated maturity of the Subordinated Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

      (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

            (i)   the Redemption Date;

            (ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that notice of such actual Redemption Price is received pursuant to the Indenture);

            (iii) the CUSIP number or CUSIP numbers of the Capital Securities affected;

            (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

            (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on or after said date, except as provided in Section 4.2(d) below; and

            (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

      The Issuer Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

      (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Subordinated Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

      (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Capital Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Capital Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Owners thereof. With respect to Capital Securities that are not Book-Entry Capital Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders of Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price including any unpaid Distribution payable on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be

Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated approximately 3% to the Common Securities and 97% to the Capital Securities. The particular Capital Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, provided that, so long as the Capital Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Capital Securities. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities that has been or is to be redeemed.

      Section 4.3. Subordination of Common Securities.

      (a) Payment of Distributions (including any Additional Amounts) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata (based on Liquidation Amounts) among the Common Securities and the Capital Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts and Other Amounts) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts and Other Amounts) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts and Other Amounts) on, or the Redemption Price of, Capital Securities then due and payable.

      (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

      Section 4.4. Payment Procedures.

      Payments of Distributions (including Additional Amounts, if applicable) in respect of the Capital Securities shall be made by check mailed to the address of the Holder entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Holders' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

      Section 4.5. Tax Returns and Reports.

      The Property Trustee shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Property Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder the appropriate Internal Revenue Service form required to be provided by the Issuer Trust. The Property Trustee shall provide the Depositor with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

      Section 4.6. Payment of Taxes, Duties, Etc. of the Issuer Trust.

      Upon receipt under the Subordinated Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority.

      Section 4.7. Payments under Indenture or Pursuant to Direct Actions.

      Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the Holder's Capital Securities) has directly received pursuant to
Section 2.6 of the Supplemental Indenture or Section 5.13 of this Trust
Agreement.

      Section 4.8. Liability of the Holder of Common Securities.

      Any Holder of the Common Securities shall be liable for the debts and obligations of the Issuer Trust in the manner and to the extent set forth in the Expense Agreement and agrees that it shall be subject to all liabilities to which the Holder of the Common Securities may be subject, and shall make all payments that the Holder of the Common Securities is required to make, under the terms of the Expense Agreement.

      Section 4.9. Exchanges.

      (a) If at any time the Depositor or any of its Affiliates (in either case, a "Depositor Affiliated Owner/Holder") is the Owner or Holder of any Capital Securities, such Depositor Affiliated Owner/Holder shall have the right to deliver to the Property Trustee all or such portion of its Capital Securities as it elects and receive, in exchange therefor, a Like Amount of Subordinated Debentures. Such election (i) shall be exercisable effective on any Distribution Date by such Depositor Affiliated Owner/Holder delivering to the Property Trustee a written notice of such election specifying the Liquidation Amount of the Capital Securities with respect to which such election is being made and the Distribution Date on which such exchange shall occur, which Distribution Date shall be not less than ten Business Days after the date of receipt by the Property Trustee of such election notice and (ii) shall be conditioned upon such Depositor Affiliated Owner/Holder having delivered or caused to be delivered to the Property Trustee or its designee the Capital Securities which are the subject of such election by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur. After the exchange, such Capital Securities will be cancelled and will no longer be deemed to be Outstanding and all rights of the Depositor or its Affiliate(s) with respect to such Capital Securities will cease.

      (b) In the case of an exchange described in Section 4.9(a), the Issuer Trust will, on the date of such exchange, exchange Subordinated Debentures having a principal amount equal to a proportional amount of the aggregate Liquidation Amount of the Outstanding Common Securities, based on the ratio of the aggregate Liquidation Amount of the Capital Securities exchanged pursuant to
Section 4.9(a) divided by the aggregate Liquidation Amount of the Capital Securities Outstanding immediately prior to such exchange, for such proportional amount of Common Securities held by the Depositor (which contemporaneously shall be cancelled and no longer be deemed to be Outstanding); provided that the Depositor delivers or causes to be delivered to the

Property Trustee or its designee the required amount of Common Securities to be exchanged by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur.

                                   ARTICLE V

                          TRUST SECURITIES CERTIFICATES

      Section 5.1. Initial Ownership.

      Upon the creation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

      Section 5.2. The Trust Securities Certificates.

      (a) The Capital Securities Certificates and the Common Securities Certificates shall be issued in denominations of $[ ] Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

      (b) Upon their original issuance, Capital Securities Certificates shall be issued in the form of one or more Global Capital Securities Certificates registered in the name of DTC, as Clearing Agency, or its nominee and deposited with DTC or a custodian for DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct). All Capital Securities Certificates shall be issued substantially in the form of Exhibit C hereto, with such changes, insertions, notations and legends (if other than as contemplated by Exhibit C) as may be deemed appropriate by the Depositor and the Administrative Trustees.

      (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

      Section 5.3. Execution and Delivery of Trust Securities Certificates.

      At the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust by manual or facsimile signature and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any executive vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

      Section 5.4. Book-Entry Capital Securities.

      As provided in Section 5.2(b), Capital Securities, upon original issuance, will be issued in the form of Global Capital Securities Certificates representing Book-Entry Capital Securities, to be delivered to DTC or its nominee by, or on behalf of, the Issuer Trust. Such Global Capital Securities Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of DTC, and no Owner will receive a Definitive Capital Securities Certificate representing such Owner's interest in such Capital Securities, except as provided in this Section 5.4.

      (a) Each Global Capital Securities Certificate issued under this Trust Agreement shall be registered in the name of the Clearing Agency or a nominee thereof designated by the Depositor for the related Book-Entry Capital Securities and delivered to such Clearing Agency or a nominee thereof or custodian therefor and each such Global Capital Securities Certificate shall constitute a single Capital Securities Certificate for all purposes of this Trust Agreement.

      (b) Notwithstanding any other provision in this Trust Agreement, no Global Capital Securities Certificate may be exchanged in whole or in part for Capital Securities Certificates registered, and no transfer of a Global Capital Securities Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Capital Securities Certificate or a nominee thereof unless (i) the Clearing Agency advises the Depositor and the Property Trustee in writing that the Clearing Agency is no longer willing or able to discharge its responsibilities with respect to the Global Capital Securities Certificates or has ceased to be a Clearing Agency,
(ii) the Depositor at its option advises the Clearing Agency in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) a Debenture Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i) or (ii) above, the Depositor may, in its sole discretion within 60 days, designate a successor Clearing Agency to maintain a book-entry system for Capital Securities represented by a Global Capital Securities Certificate(s), whereupon the certificate(s) representing all Outstanding Book-Entry Capital Securities shall be promptly exchanged for a new Global Capital Securities Certificate(s) representing all such Capital Securities and registered in the name of the successor Clearing Agency or its nominees. Upon the occurrence of any event specified in clause (iii) above, or in clause (i) or (ii) above if the Depositor does not designate a successor Clearing Agency as provided above, all the

Global Capital Securities Certificate(s) representing all Book-Entry Capital Securities shall, promptly upon surrender to the Property Trustee or its agent as provided in this Article Five, be exchanged for Definitive Capital Securities Certificate(s) registered in such names and having such denominations as the Clearing Agency, or its nominee, shall designate as provided in this Article Five.

      (c) If any Global Capital Securities Certificate is to be exchanged for other Capital Securities Certificates or cancelled in part, or if another Capital Securities Certificate is to be exchanged in whole or in part for a beneficial interest in any Global Capital Securities Certificate, then either
(i) such Global Capital Securities Certificate shall be so surrendered for exchange or cancellation as provided in this Article Five or (ii) the aggregate Liquidation Amount represented by such Global Capital Securities Certificate shall be reduced, subject to Section 5.2, or increased by an amount equal to the Liquidation Amount represented by that portion of the Global Capital Securities Certificate to be so exchanged or cancelled, or equal to the Liquidation Amount represented by such other Capital Securities Certificates to be so exchanged for Global Capital Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrative Trustees or the Securities Registrar of the Global Capital Securities Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency. None of the Securities Registrar or the Issuer Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Issuer Trustees and shall recognize the Holders of the Definitive Capital Securities Certificates as Holders. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

      (d) Every Capital Securities Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Capital Securities Certificate or any portion thereof, whether pursuant to this Article Five or Article Four or otherwise, shall be executed and delivered in the form of, and shall be, a Global Capital Securities Certificate, unless such Capital Securities Certificate is registered in the name of a Person other than the Clearing Agency for such Global Capital Securities Certificate or a nominee thereof.

      (e) The Clearing Agency or its nominee, as registered owner of a Global Capital Securities Certificate, shall be the Holder of such Global Capital Securities Certificate for all purposes under this Trust Agreement and the Global Capital Securities Certificate, and Owners with respect to a Global Capital Securities Certificate shall hold any interests they may have therein pursuant to the Applicable Procedures. The Securities Registrar and the Issuer Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities (including payment of the Liquidation Amount of and Distributions on the Capital Securities evidenced by Book-Entry Capital Securities and giving notices to Holders, and Holders giving notices or taking any other action, with respect to such Capital Securities) as the sole Holder of Capital Securities evidenced by the Book-Entry Capital Securities and shall have no obligations to the Owners thereof. Neither the Property Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

      The rights of the Owners of the Book-Entry Capital Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. All payments, transfers, credits and debits effected by the Clearing Agency or any direct or indirect participant therein, and all actions taken by the Clearing Agency or its nominee as Holder, in respect of Book-Entry Capital Securities shall be the responsibility solely of the Clearing Agency and/or its direct and indirect participants, as applicable, and none of the Depositor or the Issuer Trustees shall have any responsibility or obligation with respect thereto.

      Section 5.5. Registration of Transfer and Exchange of Capital Securities Certificates.

      (a) The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Capital Securities Certificates (the "Securities Register") in which the registrar designated by the Property Trustee (the "Securities Registrar") with the reasonable consent of the Administrative Trustees, subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 5.11 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

      Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute by manual or facsimile signature and deliver to the Property Trustee for further delivery, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee.

      The Securities Registrar shall not be required to register the transfer of any Capital Securities that have been called for redemption. At the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.9.

      Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee or Securities Registrar in accordance with such Person's customary practice.

      No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

      The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Securities Registrar, for so long as the Bank shall act as Securities Registrar.

      Whenever this Trust Agreement makes reference to the execution of Trust Securities Certificates, such reference to execution shall mean manual execution by an Administrative Trustee or, in the alternative, execution by facsimile signature by an Administrative Trustee and authentication by the Property Trustee.

      Capital Securities Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Administrative Trustees of the Issuer Trust shall bind the Issuer Trust, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Capital Securities Certificates or did not hold such offices at the date of such Capital Securities Certificates.

      Each Capital Securities Certificate that is executed by facsimile and authenticated by the Property Trustee shall be dated the date of its authentication.

      (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Trust Agreement, transfers and exchanges of Capital Securities Certificates and beneficial interests in Book-Entry Capital Securities of the kinds specified in this Section 5.5(b) shall be made only in accordance with this Section 5.5(b).

            (i) Non-Global Capital Securities Certificate to Global Capital Securities Certificate. If the Holder of a Capital Securities Certificate (other than a Global Capital Securities Certificate) wishes at any time to transfer all or any portion of the Capital Securities represented thereby to a Person who wishes to take delivery thereof in the form of Book-Entry Capital Securities represented by a Global Capital Securities Certificate, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and subject to the Applicable Procedures, and only if there are other Book-Entry Capital Securities Outstanding or the Depositor consents to such exchange in advance. Upon receipt by the Securities Registrar of such Capital Securities Certificate as provided in
      Section 5.5(a) and instructions satisfactory to the Securities Registrar directing that a specified number of Capital Securities to be represented by the Global Capital Securities Certificate not greater than the number of Capital Securities represented by such Capital Securities Certificate be credited to a specified Clearing Agency Participant's account and then the Securities Registrar shall cancel such Capital Securities Certificate (and issue a new Capital Securities Certificate in respect of any untransferred portion thereof) as provided in Section 5.5(a) and increase the aggregate Liquidation Amount of the Global Capital Securities Certificate by the Liquidation Amount represented by such Capital Securities so transferred as provided in Section 5.4(c).

            (ii) Non-Global Capital Securities Certificate to Non-Global Capital Securities Certificate. Capital Securities other than Book-Entry Capital Securities may be transferred, in whole or in part, to a Person who takes delivery in the form of a Capital Securities Certificate that is not a Global Capital Securities Certificate as provided in Section 5.5(a).

            (iii) Global Capital Securities Certificate to Non-Global Capital Securities Certificate. Capital Securities represented by a Global Capital Securities Certificate may be exchanged for a Capital Securities Certificate that is not a Global Capital Securities Certificate as provided in Section 5.4.

      Before registering for transfer or exchange any Capital Securities Certificates issued in certificated fully registered form as provided in Section 5.2, 5.4 or 5.5 of the Trust Agreement, the Property Trustee as Securities Registrar may require an Opinion of Counsel or other evidence satisfactory to it (which may include a certificate from such purchaser or Holder) that the purchase and holding of such Capital Securities by such purchaser or Holder will be exempt from Section 406 of ERISA and Section 4975 of the Code by reason of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding and, in the case of any purchaser or Holder relying on any exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, an Opinion of Counsel or other evidence satisfactory to the Property Trustee with respect to the availability of such exemption. Any purchaser or Holder of any Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (i) is not a Plan or a Plan Asset Entity and is not purchasing such Capital Securities on behalf of or with "plan assets" of any Plan, or (ii) the purchase and holding of any such Capital Security is exempt from Section 406 of ERISA and Section 4975 of the Code by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding.

      (c) The Property Trustee shall not be required to insure or verify compliance with securities laws, including the Securities Act, Exchange Act and 1940 Act, in connection with transfers and exchanges of Capital Securities Certificates.

      Section 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

      If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

      Section 5.7. Persons Deemed Holders.

      The Issuer Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Issuer Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

      Section 5.8. Access to List of Holders' Names and Addresses.

      Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, the Delaware Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

      Section 5.9. Maintenance of Office or Agency.

      The Property Trustee shall designate, with the consent of the Administrative Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Corporate Trust Office of the Property Trustee is initially designated the office for such purpose. The Administrative Trustees or the Property Trustee shall give prompt written notice to the Depositor and to the Holders of any change in the location of the Securities Register or any such office or agency.

      Section 5.10. Appointment of Paying Agent.

      The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove the Paying Agent in its sole discretion. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and reasonably acceptable to the Administrative Trustees. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor that is reasonably acceptable to the Administrative Trustees to act as Paying Agent (which shall be a bank or trust company). Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

      Section 5.11. Ownership of Common Securities by Depositor.

      At the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities, and the Depositor and any successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 801 of the Indenture, or (ii) to the Depositor or an Affiliate of the Depositor in compliance with applicable law (including the Securities Act and applicable State securities and blue sky laws), and in either case only upon an effective assignment and delegation by the Holder of all the Common Securities to its transferee of all of its rights and obligations under the Expense Agreement. To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the next preceding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH
SECTION 5.11 OF THE

TRUST AGREEMENT AND ONLY IN CONNECTION WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT OF THE EXPENSE AGREEMENT REFERRED TO THEREIN".

      Section 5.12. Notices to Clearing Agency.

      To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to all Owners pursuant to Section 5.4(b), the Issuer Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

      Section 5.13. Rights of Holders.

      (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and, except to the extent set forth in Section 4.8, when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable undivided beneficial interests in Trust Property. Except as set forth in Section 4.8, the Holders, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

      (b) For so long as any Capital Securities remain Outstanding, if a Debenture Event of Default (other than a Debenture Event of Default specified in
Section 501(5) or 501(6) of the Indenture) has occurred and is continuing, and if the Debenture Trustee fails and the holders of not less than 25% in aggregate principal amount of the outstanding Subordinated Debentures fail to declare the principal of all of the Subordinated Debentures to be immediately due and payable, the Holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have such right pursuant to Section
2.5 of the Supplemental Indenture, which may be exercised by giving notice in writing to the Depositor and the Debenture Trustee with a copy to the Property Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Subordinated Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Subordinated Debentures shall remain subordinated to the extent provided in the Indenture.

      At any time after such a declaration of acceleration with respect to the Subordinated Debentures has been made by the Holders of Capital Securities and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Capital Securities, by written notice to the

Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

            (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                  (A)   all overdue interest on all of the Subordinated
            Debentures,

                  (B) the principal of (and premium, if any, on) any Subordinated Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Subordinated Debentures, and

                  (C) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

            (ii) all Events of Default with respect to the Subordinated Debentures, other than the non-payment of the principal of the Subordinated Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 513 of the Indenture.

      The Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture with respect to the Subordinated Debentures except a default in the payment of principal, premium (if any) or interest (unless such default has been cured and a sum sufficient to pay all overdue interest, premium (if any) and principal due in respect of the Subordinated Debentures otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under Article IX of the Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

      Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities all or part of which is represented by Book-Entry Capital Securities, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

      (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 501(1) or 501(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 2.6 of the Supplemental Indenture for enforcement of payment to such Holder of the principal amount of or premium (if any) or interest on Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in this Section 5.13, the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Subordinated Debentures, and their right to do so under this
Section 5.13 shall terminate when there are no Capital Securities Outstanding.

                                   ARTICLE VI

                       ACTS OF HOLDERS; MEETINGS; VOTING

      Section 6.1. Limitations on Voting Rights.

      (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

      (b) So long as any Subordinated Debentures are held by the Issuer Trust, the Property Trustee shall not (i) direct the time, method or place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Subordinated Debentures, (ii) waive any past default with respect to the Subordinated Debentures, which is waivable under Section 513 of the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Subordinated Debentures or the Indenture with respect to the Subordinated Debentures, where such consent shall be required, without, in each case (i), (ii), (iii) and (iv), obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of the Holder of each Outstanding Capital Security affected thereby. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received from the Debenture Trustee with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

      (c) As and to the extent permitted in Section 10.2, amendment to this Trust Agreement may be made, from time to time, without the consent of the Holders of the Capital Securities:

            (i) to cure any ambiguity, correct or supplement any provisions in this Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which will not be inconsistent with the other provisions of this Trust Agreement; or

            (ii) to modify, eliminate or add to any provisions of this Trust Agreement as necessary to ensure that:

                  (A) the Issuer Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation at all times that any Capital Securities are outstanding, [or]

                  (B) the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended, [or]

                  [(C)   if applicable, insert: a Capital Treatment Event (as
            defined in the Indenture) does not occur].

      provided that, if any proposed amendment to the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

       (d) As and to the extent permitted in Section 10.2, amendment to this Trust Agreement may be made, from time to time, by the Holders of Common Securities with:

            (i) the consent of Holders representing at least a majority (based upon liquidation amounts) of the Outstanding Capital Securities; and

            (ii) receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust's status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act of 1940, as amended, provided that, without the consent of the Holder of each Capital Security affected, this Trust Agreement may not be amended to (i) reduce the amount or change the timing of any distribution required to be made on the Capital Securities as of a specified date; or (ii) restrict the right of a Holder of Capital Securities to institute suit for the enforcement of any such payment on such Holder's Capital Securities on or after such date.

      Section 6.2. Notice of Meetings.

      Notice of all meetings of Holders of Capital Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each such Holder at such Holder's address as it appears in the Securities Register as of the record date for such meeting. Such notice shall be sent, first-class mail, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

      Section 6.3. Meetings of Holders of Capital Securities.

      No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of Holders of Capital Securities to vote on any matter upon the written request of the Holders of record of at least 25% of the aggregate Liquidation Amount of Outstanding Capital Securities) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Capital Securities to vote on any matters as to which Holders of Capital Securities are entitled to vote.

      Holders of at least 50% of the aggregate Liquidation Amount of Outstanding Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of Holders of Capital Securities.

      If a quorum is present at a meeting, an affirmative vote by the Holders of record present, in person or by proxy, holding at least a majority of the Liquidation Amount of Outstanding Capital Securities held by the Holders of record present, either in person or by proxy, at such meeting shall constitute the action of the Holders of Capital Securities, unless this Issuer Trust Agreement requires a greater number of affirmative votes.

      Section 6.4. Voting Rights.

      In respect of any matter as to which a Holder is entitled to vote, such Holder shall be entitled to one vote for each $[ ] in Liquidation Amount of Trust Securities held of record by such Holder.

      Section 6.5. Proxies, Etc.

      At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Issuer Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

      Section 6.6. Holder Action by Written Consent.

      Any action which may be taken by Holders at a meeting may be taken without a meeting and without prior notice, if Holders holding a majority of the aggregate Liquidation Amount of the Outstanding Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

      Section 6.7. Record Date for Voting and Other Purposes.

      For the purpose of determining the Holders who are entitled to notice of and to vote at any meeting or to act by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

      Section 6.8. Acts of Holders.

      Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section.

      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Issuer Trustee receiving the same deems sufficient.

      The ownership of Capital Securities shall be proved by the Securities Register.

      Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

      Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

      If any dispute shall arise between the Holders and the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this

Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

      Section 6.9. Inspection of Records.

      Upon reasonable written notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

      Section 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

      The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

      (a)   the Property Trustee is a New York banking corporation;

      (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

      (c) the Delaware Trustee is a banking corporation duly organized, validly existing;

      (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

      (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

      (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Delaware Trustee and does not require any approval of stockholders of the Delaware

Trustee and such execution, delivery and performance will not (i) violate the charter or by-laws of the Delaware Trustee, (ii) violate any provision of any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Delaware Trustee is a party or by which it is bound, which violation would materially and adversely affect the Issuer Trust, the Holders or the ability of the Delaware Trustee to enter into or perform their obligations under the Trust Agreement, or result in the creation, or imposition of any Lien on any properties included in the Trust Property, or (iii) violate any law, governmental rule or regulation of the United States, the State of New York or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Delaware Trustee;

      (g) neither the authorization, execution or delivery by the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Delaware Trustee (as appropriate in context) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking, trust or general powers of the Delaware Trustee, as the case may be, under the laws of the United States, the State of New York or the State of Delaware;

      (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, in the good faith judgment of the Property Trustee or the Delaware Trustee, as the case may be, as amended individually or in the aggregate, would materially and adversely affect the Issuer Trust or the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

      Section 7.2. Representations and Warranties of Depositor.

      The Depositor hereby represents and warrants for the benefit of the Holders that the Trust Securities Certificates issued on the Closing Date on behalf of the Issuer Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement.

                                  ARTICLE VIII

                              THE ISSUER TRUSTEES

      Section 8.1. Certain Duties and Responsibilities.

      (a) The duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Issuer Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Article. Nothing in this Trust Agreement shall be construed to release an Issuer Trustee from liability for its own negligence, bad faith or willful misconduct with respect to acts or omissions. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating thereto to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

      (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

      (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

      (d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

            (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

            (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Subordinated Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

            (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

            (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

      (e) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrative Trustee be liable for the default or misconduct of any other Administrative Trustee, the other Issuer Trustees or the Depositor.

      Section 8.2. Certain Notices.

      Within five Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

      Within five Business Days after the receipt of written notice of the Depositor's exercise of its right to defer the payment of interest on the Subordinated Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders, unless such exercise shall have been revoked.

      Section 8.3. Certain Rights of Property Trustee.

      Subject to the provisions of Section 8.1:

      (a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holder of Capital Securities is entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's direction as to the course of action to be taken and, if not so directed, the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

      (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

      (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate as to factual matters (other than the interpretation of this Agreement) which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

      (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

      (f) the Property Trustee may consult with counsel of its selection (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

      (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided that nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

      (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

      (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorney appointed with due care by it hereunder;

      (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions;

      (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

      (l) when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally; and

      (m) the Property Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Property Trustee obtains actual knowledge of such event or the Property Trustee receives written notice of such event from Holders holding more than a majority of Capital Securities (based upon Liquidation Amount).

      No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which any Issuer Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

      Section 8.4. Not Responsible for Recitals or Issuance of Securities.

      The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust, and the Issuer Trustees do not assume any responsibility for their correctness. The Issuer Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Subordinated Debentures.

      Section 8.5. May Hold Securities.

      Any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such other agent.

      Section 8.6. Compensation; Indemnity; Fees.

      The Depositor agrees:

      (a) to pay to the Issuer Trustees from time to time such compensation as shall be agreed in writing between the Issuer Trustees and the Depositor for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

      (b) except as otherwise expressly provided herein, to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

      (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Paying Agent, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any

Issuer Trustee, and (v) any employee or agent of the Issuer Trust or its Affiliates (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense (including reasonable out-of-pocket legal fees and expenses) or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.

      The provisions of this Section 8.6 shall survive the termination of this Trust Agreement or the earlier resignation or removal of any Issuer Trustee.

      No Issuer Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

      The Depositor and any Issuer Trustee (in the case of the Property Trustee, subject to Section 8.8 hereof) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. None of the Depositor or any Issuer Trustee, shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor or any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

      Section 8.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees.

      (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section and the Trust Indenture Act, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

      (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

      (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

      Section 8.8. Conflicting Interests.

      (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

      (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

      Section 8.9. Co-Trustees and Separate Trustee.

      Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Depositor and the Administrative Trustees shall for such purpose join in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

      Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

      Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

      (a) The Trust Securities shall be executed by at least one Administrative Trustee and the Trust Securities shall be delivered by the Property Trustee and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Issuer Trustees specified hereunder shall be exercised solely by such Issuer Trustees and not by such co-trustee or separate trustee.

      (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

      (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section.

      (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

      (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

      (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

      Section 8.10. Resignation and Removal; Appointment of Successor.

      No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of Section 8.11.

      Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Issuer Trustee required by Section
8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Issuer Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

      Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by Act of the Holder of the Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Holder of the Common Securities at any time. In no event will the Holders of the Capital Securities have a right to vote to appoint, remove or replace the Administrative Trustees. If the instrument of acceptance by the successor Issuer Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Issuer Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

      If any Issuer Trustee shall resign, be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any reason, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act, shall promptly appoint a successor Issuer Trustee or Issuer Trustees, and the retiring Issuer Trustee shall comply with the applicable requirements of
Section 8.11, except that a successor Administrative Trustee need not comply with Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of the Capital Securities, by Act of the Holders of a majority in Liquidation Amount of the Capital Securities then Outstanding shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act, shall promptly appoint a successor Administrative Trustee or Trustees. If no successor Relevant Trustee shall have been so appointed by the Holder of the Common Securities or the Holders of the

Capital Securities and accepted appointment in the manner required by Section
8.11 if applicable, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

      The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

      Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Holder of Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by appointment by the remaining Administrative Trustees.

      Section 8.11. Acceptance of Appointment by Successor.

      In case of the appointment hereunder of a successor Relevant Trustee, other than the appointment of a successor Administrative Trustee pursuant to
Section 8.19(a), the retiring Relevant Trustee (if requested by the Depositor) and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

      Upon request of any such successor Relevant Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

      No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

      Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

      Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      Section 8.13. Preferential Collection of Claims Against Depositor or the Issuer Trust.

      If and when the Property Trustee shall be or become a creditor of the Depositor or the Issuer Trust (or any other obligor upon the Capital Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Issuer Trust (or any such other obligor).

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

      Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 8.14. Reports by Property Trustee.

      (a)   Not later than [ ] of each year commencing with [   ], the Property
Trustee shall transmit to all Holders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding [ ], with respect to:

            (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

            (ii) its knowledge of such Property Trustee's compliance with all conditions and covenants under this Agreement; and

            (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

      (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

      (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor. The Depositor shall promptly notify the Property Trustee whenever the Trust Securities are so listed and of any delisting thereof.

      Section 8.15. Reports to the Property Trustee.

      The Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

      Section 8.16. Evidence of Compliance with Conditions Precedent.

      Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) or Section 314(e) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

      Section 8.17. Number of Issuer Trustees.

      (a) The number of Issuer Trustees shall be [ ]. The Property Trustee and the Delaware Trustee may be the same Person.

      (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

      (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to dissolve, terminate or annul the Issuer Trust.

      Section 8.18. Delegation of Power.

      (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

      (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.

      Section 8.19. Appointment of Administrative Trustees.

      (a) The Administrative Trustees shall initially be [ ], an individual, and [ ], an individual, and their successors shall be appointed by the Holder of the Common Securities and may be removed by the Holder of the Common Securities at any time. Each Administrative Trustee shall sign an agreement agreeing to comply with the terms of this Trust Agreement. If at any time there is no Administrative Trustee, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrative Trustee.

      (b) Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with this Section 8.19, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

      Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Holder of Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrative Trustees if there were at least two of them prior to such vacancy (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).

                                   ARTICLE IX

                      TERMINATION, LIQUIDATION AND MERGER

      Section 9.1. Dissolution Upon Expiration Date.

      Unless earlier dissolved, the Issuer Trust shall automatically dissolve on [ ] (the "Expiration Date").

      Section 9.2. Early Termination.

      The first to occur of any of the following events is an "Early Termination Event," upon the occurrence of which the Issuer Trust shall dissolve:

      (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of the Common Securities;

      (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, distribute Subordinated Debentures to Holders in exchange for the Capital Securities;

      (c) the redemption of all of the Capital Securities in connection with the redemption of all the Subordinated Debentures; and

      (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

      Section 9.3. Termination.

      The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

      Section 9.4. Liquidation.

      (a)   If an Early Termination Event specified in clause (a), (b) or (d) of
Section 9.2 occurs, or upon the Expiration Date, the Issuer Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to each Holder a Like Amount of Subordinated Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

            (i)   state the Liquidation Date;

            (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Subordinated Debentures; and

            (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Subordinated Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Property Trustee (after consultation with the Administrative Trustees) shall deem appropriate.

      (b) Unless Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and the distribution of Subordinated Debentures to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Subordinated Debentures in exchange for the Outstanding Trust Securities Certificates.

      (c)   Unless Section 9.2(c) or 9.4(d) applies, after the Liquidation Date,
(i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Subordinated Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the exchange agent for exchange, (iii) the Depositor shall use its best efforts to have the Subordinated Debentures listed on such exchange, interdealer quotation system or self-regulatory organization (if any) as the Capital Securities are then listed on, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Subordinated Debentures, accruing interest at the rate provided for in the Subordinated Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Subordinated Debentures) and (v) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Subordinated Debentures upon surrender of Trust Securities Certificates.

      (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Subordinated Debentures in the manner provided herein is determined by the Property Trustee not to be practical, then the Trust Property shall be liquidated, and the Issuer Trust shall be wound-up by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions (including any Additional Amounts and Other Amounts) thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such winding-up pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default specified in Section 501(1) or 501(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities as provided in
Section 4.3.

      Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust.

      The Issuer Trust may not merge, consolidate or amalgamate with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except pursuant to this Article Nine. At the request of the Holder of the Common Securities and with the consent of the Holders of a majority (based on Liquidation Amounts) of the Outstanding Capital Securities, the Issuer Trust may merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities ("Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed as the holder of the Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holder of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (vii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of Holders of all Outstanding Capital Securities, merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to merge, consolidate or amalgamate with or into or replace it if such merger, consolidation or amalgamation, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor Person to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes. Upon any merger, consolidation, amalgamation, replacement, conveyance, transfer or lease effected in accordance with this Section 9.5, the successor entity shall succeed to, and be substituted for, the Issuer Trust hereunder with the same effect as if such successor entity had been initially created and named as the Issuer Trust herein and thereafter, except in the case of a lease, the predecessor entity shall be relieved of all obligations and covenants hereunder.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

      Section 10.1. Limitation of Rights of Holders.

      The death or incapacity, or the dissolution, liquidation, termination, or the bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor dissolve, terminate or annul the Trust, nor entitle the legal representatives, successors or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      Section 10.2. Amendment.

      (a) This Trust Agreement may be amended from time to time without the consent of any Holder of the Capital Securities, (i) by the Holder of the Common Securities to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, (ii) by the Holder of the Common Securities to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or as other than a grantor trust at any time that any Trust Securities are Outstanding or to ensure that the Issuer Trust will not be required to register as an investment company under the 1940 Act, [if
applicable, insert:           , or to ensure that a Capital Treatment Event does
not occur] or (iii) by a Relevant Trustee pursuant to Section 8.11; provided, however, that in any case (i), (ii) (iii) such action shall not adversely affect in any material respect the interests of the Holder of any Outstanding Capital Security, and any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Holders.

      (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Holder of the Common Securities with (i) the consent of Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Trust Securities and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's status as a grantor trust or cause the Issuer Trust to be an association taxable as a corporation for United States Federal income tax purposes or the Issuer Trust's exemption from status of an investment company under the 1940 Act.

      (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of the Holder of each Outstanding Capital Security affected thereby, this Trust Agreement may not be amended to (i) reduce the amount or change the timing of any Distribution, Liquidation Amount or other amount required to be paid on a Capital Security as of a specified date, (ii) restrict the right of a Holder of Capital Securities to institute suit for the enforcement of any such payment on such Holder's Capital Securities on or after such date, (iii) reduce the percentage in Liquidation Amount of the Outstanding Capital Securities the consent of whose Holders is required for any amendment pursuant to Section 6.1(c) or (d) or Section 10.2(b) or (iv) modify any of the provisions of Section 6.1(c) or (d) or this Section 10.2(c) except to increase any percentage referenced in clause (iii) or to provide that other provisions besides those referenced in this Section 10.2(c) may not be modified without the consent of the Holder of each Outstanding Capital Security affected thereby (provided that this clause (iv) shall not require the consent of any Holder with respect to changes in references to the Issuer Trustees or any of them and concomitant changes herein, or the deletion of this provision in accordance with the requirements of Section 8.9 or 8.11 or as otherwise necessary to facilitate the administration of the trusts hereunder by more than one Property Trustee (or other Issuer Trustee) appointed pursuant hereto).

      (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Issuer Trust to be classified as an association taxable as a corporation or not to be a grantor trust for United States Federal income tax purposes or to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act.

      (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation or liability on the Depositor.

      (f) If any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

      (g) No amendment to this Trust Agreement that affects the Property Trustee's or the Delaware Trustee's rights, duties or immunities under this Trust Agreement or would otherwise expose the Property Trustee to any liability or be contrary to applicable law shall be adopted unless the prior written consent to such amendment be received by the Depositor from the Property Trustee or the Delaware Trustee, as the case may be. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

      Section 10.3. Separability.

      If any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 10.4. Governing Law.

      THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST AND THE ISSUER TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

      THE PROVISIONS OF SECTION 3540 AND SECTION 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS ISSUER TRUST.

      Section 10.5. Payments Due on Non-Business Day.

      If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

      Section 10.6. Successors.

      This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger, conveyance, transfer or lease involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the successor thereunder agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

      Section 10.7. Headings.

      The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

      Section 10.8. Reports, Notices and Demands.

      Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to The Goldman Sachs Group, Inc., 85 Broad Street, New York, New York 10004, Attention: [ ], facsimile no.: [ ]. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

      Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Issuer Trust) as follows: (a) with respect to the Property Trustee to The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286 -
Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee, to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention Administrative Trustees of Goldman Sachs Capital II". Such notice, demand or other communication to or upon the Issuer Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust or the Property Trustee.

      Section 10.9. Agreement Not to Petition.

      Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article Nine, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustees or the Issuer Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

      Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

      (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

      (b) The Property Trustee shall be the only Issuer Trustee which is deemed a trustee for the purposes of the Trust Indenture Act.

      (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

      (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

      Section 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

      THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE AND TO THE TERMS AND PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

      Section 10.12. Counterparts.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      In Witness Whereof, the undersigned have executed this Amended and Restated Trust Agreement as of the date first above written.

                                            The Goldman Sachs Group, Inc.

                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


                                            The Bank of New York,
                                            as Property Trustee

                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


                                            The Bank of New York (Delaware),
                                            as Delaware Trustee

                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

                                            By
                                               ---------------------------------
                                               Name:
                                               as Administrative Trustee

                                            By
                                               ---------------------------------
                                               Name:
                                               as Administrative Trustee

                                                                       EXHIBIT A


                              CERTIFICATE OF TRUST

                                       OF

                            GOLDMAN SACHS CAPITAL II

      This Certificate of Trust of Goldman Sachs Capital II (the "Trust"), dated as of, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.).

      1. Name. The name of the business trust being formed hereby is Goldman Sachs Capital II.

      2. Delaware Trustee. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are [ ].

      3. Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

      In Witness Whereof, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.

                  [  ], not in its
                  individual capacity, but solely as Trustee

                  By: ____________________________
                      Name:
                      Title:

                                                                       EXHIBIT B


                    [FORM OF COMMON SECURITIES CERTIFICATE]

           THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE
              WITH SECTION 5.11 OF THE TRUST AGREEMENT AND ONLY IN
            CONNECTION WITH A SIMULTANEOUS DELEGATION AND ASSIGNMENT
                  OF THE EXPENSE AGREEMENT REFERRED TO THEREIN

CERTIFICATE NUMBER                                   NUMBER OF COMMON SECURITIES

C-                                                                    __________

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                            GOLDMAN SACHS CAPITAL II

                             [ ]% COMMON SECURITIES

                 (LIQUIDATION AMOUNT $[ ] PER COMMON SECURITY)

      Goldman Sachs Capital II, a statutory trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that The Goldman Sachs Group, Inc., a Delaware corporation (the "Holder"), is the registered holder of [ ] ([ ]) common securities of the Issuer Trust, representing undivided beneficial interests in the assets of the Issuer Trust and designated the [ ]% Common Securities (liquidation amount $[ ] per Common Security) (the "Common Securities"). Except as provided in Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be null and void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of [ ], as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business.

      BY RECEIPT AND ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE TRUST AGREEMENT AND IS ENTITLED TO THE BENEFITS THEREUNDER.

      Terms used but not defined herein have the meanings set forth in the Trust Agreement.

      In Witness Whereof, the undersigned Administrative Trustee of the Issuer
Trust has executed this certificate as of the [   ] day of [      ], [       ].

                                            Goldman Sachs Capital II

                                            By _________________________________
                                               Name:
                                               Administrative Trustee

                                                                       EXHIBIT C

                    [FORM OF CAPITAL SECURITIES CERTIFICATE]

      [NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING THIS SECURITY ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.]

      [If this Capital Security is a Global Capital Securities Certificate, then insert -- This Capital Security is a Global Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a clearing agency or a nominee thereof. This Capital Security may not be exchanged in whole or in part for a Capital Security registered, and no transfer of this Capital Security in whole or in part may be registered, in the name of any person other than such clearing agency or a nominee thereof, except in the limited circumstances described in the Trust Agreement.]

      [If the Security is a Global Capital and The Depository Trust Company is to be the Clearing Agency therefor, then insert -- Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to Goldman Sachs Capital II or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

CERTIFICATE NUMBER                                  NUMBER OF CAPITAL SECURITIES

P-[___________]                                                    [___________]

                             CUSIP NO. [___________]

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                            GOLDMAN SACHS CAPITAL II

                            [ ]% CAPITAL SECURITIES

                 (LIQUIDATION AMOUNT $[ ] PER CAPITAL SECURITY)

      Goldman Sachs Capital II, a statutory trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that (the "Holder") is the registered owner of [___________] capital securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the Goldman Sachs Capital II [ ]% Capital Securities (liquidation amount $[ ] per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of [ ], as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by The Goldman Sachs Group, Inc., a Delaware corporation, and The Bank of New York, as guarantee trustee, dated as of [ ], as amended from time to time (the "Guarantee"), to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

      BY RECEIPT AND ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE TRUST AGREEMENT AND IS ENTITLED TO THE BENEFITS THEREUNDER.

      In Witness Whereof, the undersigned Administrative Trustee of the Issuer Trust has executed this certificate as of the ____ day of _________, __________.

                                            Goldman Sachs Capital II

                                            By _________________________________
                                               Name:
                                               Administrative Trustee

                                   ASSIGNMENT

      For Value Received, the undersigned assigns and transfers this Capital Security to:



        (Insert assignee's social security or tax identification number)



                   (Insert address and zip code of assignee)



and irrevocably appoints





agent to transfer this Capital Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature:

________________________________________________________________________________
          (Sign exactly as your name appears on the other side of this
                        Capital Securities Certificate)


The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT D


                              [EXPENSE AGREEMENT]